PURCHASE AGREEMENT                         1/6/98

THIS AGREEMENT is hereby made this, January 6, 1998 by and between Big Tex Outdoor Advertising, Inc., a Texas corporation ("Big Tex" or the "Company"), Lawrence J. Link, individually, the sole shareholder of Big Tex ("Shareholder"), and Bowlin Outdoor Advertising & Travel Centers Incorporated, a Nevada corporation ("Bowlin").

                              Purpose of Agreement

Bowlin desires to purchase and Big Tex desires to sell all tangible and intangible assets that comprise that portion of Big Tex's business known as "Big Tex Outdoor Advertising, Inc." Therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                              Terms and Conditions

Purchase Price

     The purchase price shall be a total of $1,500,000 paid in the following manner:

          (a)  1,400,000 cash at closing

          (b) $10,000 per year for the duration of ten (10) years paid as consideration for the "Non-Competition Agreement" for Lawrence J. Link specified in this agreement and attached as Exhibit B and incorporated for all purposes herein. Annual distributions shall be made beginning February 1, 1999 and thereafter on February 1 annually thereafter until paid, in an aggregate amount of $100,000.

     In addition to the amount specified above, Bowlin will pay to Big Tex at closing:

          (a) an amount equal to the amount of current accounts receivable, provided that Big Tex guarantees the collection of such accounts receivable within ninety (90) days of closing. Big Tex hereby agrees to make immediate cash payment to Bowlin, upon Bowlin's request, of the amount of any such account receivable not collected within ninety (90) days of closing;

          (b) an amount equal to the amount of any prepaid insurance, leases, permits and taxes as specified in attached Exhibit E and incorporated for all purposes herein

Notwithstanding the foregoing, in calculating the amount to be paid by Bowlin for the accounts receivable at closing, such amount shall be credited with and reduced by the amount of any prepaid revenues received by Big Tex as of the closing and reduced by Bowlin's prorated share (prorated by day as of Closing date) of the current month's revenues billed in advance by Big Tex.

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The purchase price, and payments noted above,  shall be the sole  considerations paid by Bowlin under this agreement.

Date of Closing

               The parties contemplate that Closing shall take place on February 1, 1998. If Closing does not occur by that date, it will occur as soon thereafter as Bowlin is able to complete its due diligence investigation. The parties agree that Bowlin's obligation to complete this purchase is contingent upon Bowlin being satisfied, in its sole discretion, that all representations made to it concerning Big Tex's assets are true; that the financial condition, books, and accounts of Big Tex are sound; that the land leases, outdoor advertising permits and advertising contracts are of satisfactory condition to Bowlin; and that the value of the assets being transferred is not less than the purchase price. Transfer of Assets to Bowlin, and Transfer of Funds to Lawrence J. Link shall take place on February 1, 1998.

Transfer of Assets

               At closing, Big Tex will sell, transfer, assign, convey and deliver to Bowlin free and clear of any liens, debts, or encumbrances, and Bowlin will purchase, accept and acquire from Big Tex all of the Assets listed in Exhibit A and Exhibit A-1 attached hereto and incorporated for all purposes herein.

               In addition to the Assets listed in Exhibit A and Exhibit A-1, Big Tex will sell, transfer, assign, convey and deliver to Bowlin the right to use the names "Big Tex" and "Big Tex Outdoor Advertising, Inc." and variants of those names, provided, however, that Shareholder shall continue to have the right to the use of his name, Lawrence J. Link, and the names "Big Tex", "Big Tex Advertising, Inc." and variants thereof.

Instruments of Transfer

               (a) Big Tex and Shareholder's Deliveries. At the closing, Big Tex shall deliver to Bowlin:

                    i. A bill of sale transferring to Bowlin title to the Assets as provided herein, in form and substance acceptable to Bowlin;
                    ii.  A ten (10) year non-competition  agreement for Lawrence
                         J. Link (See attached Exhibit B);
                    iii. A ten  (10)  year  lease  agreement  pertinent  to  the building and premises currently occupied and used by Big Tex for the operation of their outdoor advertising business (See attached Exhibit "C")

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                    iv.  A land lease agreement  acceptable to Bowlin  pertinent to signs located on land currently occupied, used, and owned by Big Tex and/or Lawrence J. Link personally (See attached Exhibit D).
                    v. Letter(s) from Big Tex and Shareholder to the Texas Department of Transportation regarding transfer of the applicable outdoor advertising permits from Shareholder to Bowlin in the form of attached Exhibit F;
                    vi. Assignment of land lease agreements pertinent to sign sites located on property owned by third parties (See attached Exhibit G);
                    vii. Such other bills of sale,  titles and other instruments of assignment,  transfer and conveyance as Bowlin shall
                         reasonably   request,   in   recordable   form,   where
                         appropriate,   and  properly  executed,  evidenced  and
                         notarized where appropriate in such form as shall be necessary or appropriate to vest in Bowlin good title to the Assets.
                    viii.A   Corporate   resolution   signed   by  Big  Tex  and
                         Shareholder authorizing Lawrence J. Link to act on behalf of the corporation and sell assets thereof.

               (b) Bowlin's Deliveries. At the closing, Bowlin shall deliver to Big Tex: i. A check for the cash portion of the purchase price as specified herein; ii. Checks in an amount sufficient to pay the net amount due for items listed in Exhibit E, and iii. A check payable to the Big Tex Outdoor Advertising, Inc. in the amount of $2,500 for the transfer of Big-Tex's outdoor advertising permits (see attached Exhibit E).

               (c) Other Transfer Instruments. Following the Closing, at the request of Bowlin, Big Tex shall deliver any further
                    Instruments and take all reasonable action as may be necessary or appropriate to vest in Bowlin all of Big Tex's title to the assets.

No Assumption of Liabilities

               It is expressly understood and agreed by the parties hereto that Bowlin assumes no debts, liabilities (including tax liabilities) or obligations (contractual or otherwise) of Big Tex or Shareholder or any other debts, liabilities or obligations related to the conduct of Big Tex's business.

Representations and Warranties

               Big Tex and Shareholder represent and warrant to Bowlin as of the
               date   hereof  and  on  the   closing   date  as   follows   (all
               representations and warranties being joint and several):

               (a) Authority. Big Tex has the legal authority to sell, transfer, and deliver to Bowlin the tangible and intangible assets of the business known as "Big Tex Outdoor Advertising, Inc."

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               (b)  Title.  Big  Tex  has  good  and  marketable  title  to  all properties, assets and leasehold estates, real and personal, tangible and intangible, to be transferred pursuant to this Agreement subject to no mortgage, pledge, lien, conditional
                    sales  agreement,   encumbrance  or  charge.   Big  Tex  and
                    Shareholder have good and marketable title, respectively, to all real property to be leased to Bowlin under a building lease pursuant to this agreement, subject to no mortgage, lien, encumbrance or change which would interfere with Bowlin's rights under such building lease.

               (c) Insurance. Big Tex has delivered to Bowlin a list, complete in all material respects as of the date of this agreement, of all insurance policies carried by Big Tex relating to the assets transferred under this Agreement. Big Tex carries insurance, which it believes to be adequate in character and amount, with reputable insurers in respect of its properties, assets, and business and such insurance policies are still in full force and effect, and shall be in effect without interruption until closing has occurred.


               (d) Violations, Suits, Claims, etc. Big Tex is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and there are (1) no claims, actions, suits or proceedings instituted or filed and (2) no claims actions, suits or proceedings threatened presently or which in the future may be threatened or asserted against or affecting Big Tex at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and (3) there are no potential claims, demands, liens, encumbrances, or debts with regard to the assets that are the subject of this sale or that may create for Bowlin any environmental or regulatory liability.

               (e) Tax Returns. Big Tex has filed all requisite federal, state and other tax returns due for all fiscal periods ended on or before the date of this agreement. There are no claims against Big Tex for federal, state or other taxes for any period or periods to and including the date of this agreement, the amounts shown as provisions for taxes on the financial statements of Big Tex as of the date of this agreement delivered to Bowlin are sufficient for the payment of all taxes of all kinds for all fiscal periods ended on or before that date.

               (f) Sole Shareholder. Shareholder is the sole owner of all issued and outstanding capital stock of the Company, and no other person has any right to acquire shares of capital stock of the Company.

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Initials
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
               (g) Organization, Good Standing, Power, etc. Big Tex (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

               (h) Authorizations and Enforceability. Big Tex has all requisite power and authority to execute, deliver and perform this Agreement and the other agreements and instruments delivered pursuant hereto and to consummate the transactions contemplated hereby. This Agreement and the other agreements and instruments delivered pursuant hereto have been duly and validly authorized, executed and delivered by Big Tex and constitutes the valid and binding obligations of Big Tex, fully enforceable in accordance with their terms.

               (i) Effect of Agreement. The execution, delivery and performance of this Agreement by Big Tex and Shareholder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both: (a) violate any material provision of law, statute, rule or regulation to which Company is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Company; or
                    (c) result in a material breach of or material conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a material default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which Company is a party or by which any of its Assets is bound.

               (j) Permits, Licenses, Compliance with Applicable Laws and Court Orders. Company has all requisite corporate power and authority, and all permits, licenses and approvals of governmental and administrative authorities, to own, lease and operate its properties and to carry on its business as presently conducted; all such permits, licenses and approvals material to the conduct of the business of Company are in full force and effect. Company's conduct of its business does not materially violate or infringe any applicable law, statute, ordinance or regulation. Company is not in default in any respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree.

               (k) Financial Information. All financial information relating to the Assets or the business and provided to Bowlin by Big Tex have been prepared from the books and records of seller in accordance with generally accepted accounting principles and fairly and accurately present the financial condition of Big Tex and the business relating to the Assets as of the date of such information.

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               (l)  Absence  of   Undisclosed   Liabilities.   Big  Tex  has  no
                    liabilities other than those that are expressly disclosed in the financial information provided to Bowlin. Between the date of this Agreement and the Closing, there will be no material change in the financial position of Big Tex.

               (m) Agreements, Plans, Arrangements, etc. Except as set forth in Exhibit A or A-1 hereto, Company is not a party to, nor is Company or any of the Assets bound or affected by, any oral or written:

                    (1) lease agreement (whether as lessor or lessee) relating to real or personal property;

                    (2) license agreement, assignment or other contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor);

                    (3) agreement with any business broker with respect to this transaction;

                    (4) agreement with any supplier, distributor, franchisor, dealer, sales agent or representative;

                    (5) joint venture or partnership agreement with any other person;

                    (6)  agreement  with any bank,  factor,  finance  company or
                         similar   organization   regarding   the  financing  of
                         accounts receivable or other extensions of credit;

                    (7) agreement granting any lien, security interest or mortgage on any Asset or other property of Company, including, without limitation, any factoring agreement for the assignment of accounts receivable;

                    (8) agreement for the Construction or modification of any Asset or leasehold interest of Company;

                    (9)  agreements   with   advertisers   for   lease  of  sign
                         structures;

                    (10) agreement with any employee, consultant, or independent contractor providing personal services to Company.

               (n) Acquisition Agreements. There are no agreements relating to the acquisition of the stock, business or Assets of Company to which Company is a party, other than this Agreement.

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               (o)  Status of Real Property. Neither Company nor Shareholder has
                    received any notice of noncompliance with respect to real property on which any of the Assets are located (the "Real
                    Property")  with  any  applicable  statutes,   laws,  codes,
                    ordinances, regulations or requirements relating to fire, safety, health or environmental matters or noncompliance with any covenants, conditions and restrictions (whether or not of record) or local, municipal, regional, state or
                    federal   requirements  or  regulations.   To  the  best  of
                    Company's and Shareholder's knowledge, there has been no release or discharge on or under the Real Property by the Company of any toxic or hazardous substance, material or waste which is or has been regulated by any governmental or quasi-governmental authority or is or has been listed as toxic or hazardous under any applicable local, state or federal law. To the best of the Company's and Shareholder's knowledge, there are no subsurface or other conditions related to toxic or hazardous waste affecting the Real Property or any portion or component thereof, and there are no underground storage tanks located on the Real Property.

               (p)  Defects.   To  the  best  of  Company's  and   Shareholder's
                    knowledge, there are no structural or operational defects in any of the Assets.

               (q) Leases Current. All obligations of the Company under all existing lease agreements which are required by such agreements to have been performed by Company have been fulfilled by the Company, including the payment by the Company of all lease payments due and payable through the date hereof.

Bowlin represents and warrants to Big Tex and Shareholder as of the date hereof and the Closing date as follows:

               (a) Organization. Bowlin is a validly existing corporation organized under the laws of the State of Nevada and has all requisite corporate power and authority to own, operate and lease its properties and assets.

               (b) Authority. Bowlin has full corporate power, authority and legal rights to execute and deliver, and to perform its obligations under this Agreement, and has taken all necessary action to authorize the purchase hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Bowlin, and constitutes a legal, valid and binding obligation of Bowlin enforceable
                    in  accordance   with  its  terms.

               (c) Compliance with Instruments, Consents, Adverse Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under the articles of incorporation or the by-laws of Bowlin, or any Law, Instrument, lien or other Contract by which Bowlin is bound. Bowlin is not a party or subject to any Contract, or subject to any article or other corporate restriction or any Law which materially and adversely affect the business operation, prospects, properties, assets or
                    condition,   financial   or   otherwise,   of  Bowlin.

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               (d)  Litigation.   There  is  no  suit,   action  or  litigation,
                    administrative,   arbitration,   or  other   proceeding   or
                    governmental  investigation  pending or, to the knowledge of
                    Bowlin,   threatened  which  might,   severally  or  in  the
                    aggregate materially and adversely affect the financial condition or prospects of Bowlin or Bowlin's ability to acquire the Assets as contemplated by this Agreement.

               (e) Brokers. All negotiations relative to the Agreement and the transactions contemplated hereby have been carried on by Bowlin is such manner without giving rise to any valid claim against Big Tex for a finder's fee, brokerage commission or other like payment.

Covenants

     Between the date of this agreement and the closing date:

          (a)  Big Tex's officers will cause Big Tex to:

               (1) Carry on its outdoor advertising business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

               (2) Maintain their properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

               (3) Perform all material obligations under agreements relating to or affecting its assets, properties and rights;

               (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and

               (5) Use its best efforts to maintain and preserve its assets intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it.

          (b) Big Tex's officers will not permit Big Tex without the prior written consent of Bowlin to:

               (1) Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

               (2) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties transferred under this agreement, whether now owned or hereafter acquired; or

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               (3)  Sell, assign,  lease or otherwise transfer or dispose of any property or equipment subject to this agreement except in the normal course of business.

Competition

     Simultaneously with the execution of this Agreement, Lawrence J. Link will execute and deliver to Bowlin a Non-Competition Agreement in the form and on the terms as set forth in Exhibit B attached hereto and incorporated by reference herein for all purposes.

Conditions to Bowlin's Obligations

     The obligations of Bowlin hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Bowlin, in its sole discretion:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Big Tex and Shareholder contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

     (b) Performance of Covenants. Big Tex shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     (c) No Litigation or Claims. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Big Tex which: (a) might foreseeably result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction; or (b) could, in the determination of Bowlin, have an adverse effect on the assets to be transferred hereunder.

     (d) No Violations. No material violation of Big Tex shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of Big Tex.

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     (e)  Consents and  Assignments.  Big Tex shall have delivered to Bowlin all consents and assignments of all persons and entities necessary for the performance of the transactions contemplated by this Agreement, including the transfer of all assets and the assignment of leases, and Big Tex shall have obtained the consents of: any lender to Big Tex, or, in the alternative, the release of all liens held by such lender, with respect to the sale and transfer of the assets; and any other consents of third parties deemed necessary or appropriate by Bowlin.

     (f) Certificate. Bowlin shall have received a certificate signed by Big Tex and Shareholder, dated the Closing Date, satisfactory in form and substance to Bowlin and its counsel, certifying as to the fulfillment of the conditions specified above.

     (g) Satisfactory Completion of Due Diligence. Bowlin shall be satisfied in its sole discretion with the content of the final Exhibits hereto and other related documents for closing and shall otherwise be satisfied in its sole discretion with the results of its due diligence review, including the right to terminate this agreement with no penalty in the event that the land leases, outdoor advertising permits and advertising contracts are not of satisfactory condition to Bowlin.

Indemnification

     (a) Indemnification of Bowlin by Big Tex and Shareholder. Big Tex and Shareholder, jointly and severally, agree to indemnify and hold harmless Bowlin and any person claiming by or through it or its successors and assigns from, against and in respect of any and all losses, claims, and liabilities incurred by or asserted against Bowlin or its successors or assigns in connection with any breach of any representation or warranty of Big Tex or Shareholder;

          (i) any breach of any representation or warranty of Big Tex or Shareholder;
          (ii) any breach of any covenant or agreement made by Big Tex or Shareholder in this Agreement;
          (iii)any liability, debt or obligation of Big Tex or lien or encumbrance on the Assets or
          (iv) any claim arising out of the use, sale or operation of the Assets by Big Tex or Shareholder and/or the operation of the business of Big Tex or Shareholder prior to the Closing.

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

     (b) Indemnification of Big Tex and Shareholder by Bowlin. Bowlin agrees to indemnify and hold harmless Big Tex and Shareholder and any person claiming by or through it or its successors and assigns from, against and in respect of any and all losses, claims, and liabilities incurred by or asserted against Big Tex or Shareholder or its successors or assigns in connection with:

          (i)  any breach of any representation or warranty of Bowlin;
          (ii) any breach of any covenant or agreement made by Bowlin in this Agreement;
          (iii)any act or omission of Bowlin after  Closing,  and
          (iv) any claim arising out of the use, sale or operation of the Assets by Bowlin and/or the operation of the business by Bowlin after Closing.

     (c) IF THE EVENT GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION ARISES OUT OT THE JOINT OR CONCURRENT NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED AND THE INDEMNIFYING PARTY, THE PERSON TO BE INDEMNIFIED SHALL BE INDEMNIFIED TO THE EXTENT THAT THE INDEMNITOR'S NEGLIGENCE CAUSED SUCH EVENT. IT IS THE INTENT OF THE PARTIES THAT BUYER SHALL BE ENTITLED TO COMPARATIVE INDEMNIFICAITON.

Taxes

     Real Estate and personal property taxes, if any, assessed or to be assessed for the current calendar or fiscal year, regardless of when payable, shall be prorated between Bowlin and Big Tex as of the closing date.

Risk of Loss

     The risk of loss or destruction of or damage to the assets transferred hereunder, including inventory, fixtures, equipment and real property from any cause whatsoever at all times on or subsequent to the execution of this document but before closing shall be borne by Big Tex.

Bowlin's Remedies

     Bowlin shall be entitled, without limitation, to all incidental and consequential damages resulting from a breach of any warranty or representation or covenant of Big Tex or Shareholder made herein including, but not limited to, all costs of litigation incurred, including reasonable attorney's fees.

Arbitration Dispute Resolution

     (a) In the event of any dispute arising from this Agreement, the Parties agree to attempt a solution through non-binding mediation conducted by

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          a mutually agreed mediator.  While this mediation shall be non-binding in all respects (except agreements in settlement of the dispute negotiated by the Parties), each Party agrees that:

          (i) it shall appear when directed by the mediator, be fully prepared to work towards a resolution of the dispute, and participate in good faith in the mediation towards a resolution of all disputed issues or concerns, and

          (ii) the  duty  to  mediate  in  good  faith  shall  be   specifically
               enforceable by the courts of Texas.

     (b) Any questions, claims, disputes, or litigation arising from or related to this Agreement are governed by the laws of the state of Texas without regard to the principles of conflicts of the law.

     (c) The Parties agree that Texas has a substantial relationship to this transaction, and that this Agreement is performable in Brown Count, Texas. Each Party consents to personal jurisdiction in the courts thereof, and any action or suit arising from or related to this Agreement shall only be brought by the Parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the state of Texas located in Brown County, Texas.

Miscellaneous

     (a) Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts. Furthermore, Bowlin shall be responsible for payment to the business broker retained by it.

     (b) Expenses. The representations, warranties, covenants and agreements set forth in this Agreement and any other written representation in any ancillary document shall survive the Closing.

     (c) Waivers. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (d) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     (e)  Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax or five (5) days after deposit in the U.S. mails by certified or registered first class mail, postage prepaid, return receipt requested, addressed to the party to whom the same is so given or made.

          if to Big Tex or Shareholder to:

          Lawrence J. Link
          3001 Green Meadows Rd.
          Granbury, TX  76049

          if to Bowlin to:

          Bowlin Outdoor Advertising and Travel Centers Incorporated 150 Louisiana Blvd. N.E.
          Albuquerque, New Mexico 87108
          Attention:  Michael L. Bowlin, President

          or to such other address or Fax Number as any party may designate by giving notice to the other parties hereto.

     (f) Further Assurances. The Company and Shareholder shall, from time to time at or after the Closing, at the request of Bowlin, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to Bowlin and its assignees the benefits contemplated by this Agreement.

     (g) Entire Agreement. This document contains the entire agreement between the parties and supersedes all prior agreements between the parties, if any, written or oral, with respect to the subject matter thereof.


AGREED and ACCEPTED:

BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED


By:
   ------------------------------------
   C. C. Bess, Executive Vice President


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

BIG TEX OUTDOOR ADVERTISING, INC.


By:
   ------------------------------------
       Lawrence J. Link, President


By:
   ------------------------------------
      Lawrence J. Link, Individually



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


                         Acknowledgment for Corporations

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF [                  ] )

     The  foregoing  instrument  was  acknowledged  before  me  this [  ] day of
[                 ], 199[ ],  by C. C. Bess,  Executive Vice President of BOWLIN
Outdoor Advertising & Travel Centers Incorporated, a Nevada Corporation, on behalf of the corporation.

                                               ---------------------------------
                                                         Notary Public
My commission expires:

----------------------



                         Acknowledgment for Corporations

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF [                  ] )

     The  foregoing  instrument  was  acknowledged  before  me  this [  ] day of
[                ],  199[ ] by  Lawrence J. Link,  President  of Big Tex Outdoor
Advertising, Inc., a Texas Corporation, on behalf of the corporation.

                                               ---------------------------------
                                                         Notary Public
My commission expires:

----------------------



                          Acknowledgment for Individual

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF [                  ] )

     The  foregoing  instrument  was  acknowledged  before  me  this [  ] day of
[                ], 199[ ] by Lawrence J. Link, Individually.

                                               ---------------------------------
                                                         Notary Public
My commission expires:

----------------------


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


                         ADDENDUM TO PURCHASE AGREEMENT
                                     between
                            Lawrence W. Link, Seller
                                       And
          BOWLIN Outdoor Advertising & Travel Centers, Inc., Purchaser

It is distinctly understood that in the event Lawrence W. Link ("Link") should contemplate the sale, transfer, or other disposition of his ownership position and interest in Big Tex Advertising, Inc. of Granbury, Texas ("Big Tex"), that BOWLIN Outdoor Advertising and Travel Centers Incorporated ("Bowlin") shall be given the second option to purchased said ownership position and interest in Big Tex. First option to purchase Link's ownership position and interest in Big Tex has been granted to another owner of Big Tex.

Bowlin shall have 30 days to respond in a definitive written manner to Link upon Bolwin's receipt or written notice to Bowlin that Link's ownership position and interest in Big Tex is for sale. Included in the written notice shall be a full disclosure of the assets and financial condition of Big Tex involved in the sale, as well as the financial and physical participation of Link in Big Tex. In the event that Bowlin should reject the purchase of the ownership position and interest based on the sale price, terms and conditions set by Link, Link shall not offer, sell, transfer or otherwise dispose of his ownership position and interest in Big Tex to any other party unless it is for a sale price, terms and conditions identical to that offered to Bowlin.

Agreed and Accepted:



--------------------------------------                --------------------------
Lawrence J. Link                                      Date




--------------------------------------                --------------------------
C. Bess, Executive Vice President                     Date
BOWLIN Outdoor Advertising &
Travel Centers, Inc.






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